Exhibit 8.2

August 7, 2019

Solsys Medical, LLC

11830 Canon Blvd., Suite A

Newport News, VA 23606

Ladies and Gentlemen:

We have acted as U.S. federal income tax counsel for Solsys Medical, LLC, a Delaware limited liability company (“Surge”), in connection with the proposed business combination (the “Business Combination”) contemplated by that certain Agreement and Plan of Merger, dated as of May 2, 2019 (as the same may be amended from time to time, the “Merger Agreement”), by and among Misonix, Inc., a New York corporation (“Misonix”), New Misonix, Inc., a Delaware corporation and a direct, wholly owned Subsidiary of Misonix (“ParentCo”), Motor Reincorp. Sub One, Inc., a New York corporation and a direct wholly owned Subsidiary of ParentCo (“Merger Sub One”), Surge Sub Two, LLC, a Delaware limited liability company and a direct wholly owned Subsidiary of ParentCo (“Merger Sub Two”, and together with Merger Sub One, the “Merger Subs”), Surge and, solely in his capacity as the representative for Surge Equityholders, Greg Madden, an individual resident of the State of Massachusetts (the “Representative”). Unless otherwise indicated, all capitalized terms utilized herein but not otherwise defined herein shall have the meanings ascribed to each such term in the Merger Agreement.

Pursuant to the Merger Agreement, (i) Merger Sub One will merge (the “Reincorporation Merger”) with and into Misonix, with Misonix surviving as a wholly owned subsidiary of ParentCo; and (ii) Merger Sub Two will merge (the “Combination Merger,” and together with the Reincorporation Merger, the “Mergers”) with and into Surge, with Surge surviving as a wholly owned subsidiary of ParentCo. The Mergers and certain other matters contemplated by the Merger Agreement are described in the Registration Statement on Form S-4 (the “Registration Statement”), which includes the Joint Proxy and Consent Solicitation Statement/Prospectus (the “Proxy Statement/Prospectus”), as amended through the date hereof, and filed with the Securities and Exchange Commission.

In connection with this opinion, we have examined and reviewed the Merger Agreement and the Registration Statement (including the Proxy Statement/Prospectus) (collectively, the “Transaction Documents”), and such other presently existing documents, records, and matters of law as we have deemed necessary or appropriate for purposes of our opinion, including, but not limited to, certain representation letters received by us from Misonix, ParentCo, the Merger Subs, Surge and the Representative (collectively, the “Representation Letters”). In addition, we have assumed for purposes of this opinion, without any independent investigation or examination thereof: (i) that the Mergers will be consummated in accordance with and as described in and contemplated by the Merger Agreement and the Registration Statement, and that the parties have complied with and, if applicable, will continue to comply with, the covenants, conditions, and other provisions contained therein and in the documents and agreements described therein without

GREENBERG TRAURIG, P.A. ∎ ATTORNEYS AT LAW ∎ WWW.GTLAW.COM

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August 7, 2019

any waiver, breach, or amendment thereof; (ii) the continuing truth and accuracy at all times through the effectiveness of the Mergers (and thereafter, as applicable) (the “Effective Time”) of the statements, representations, and warranties made by the parties in the Merger Agreement and the Registration Statement; (iii) the representations, covenants, and undertakings of Misonix, ParentCo and Surge (and their respective affiliates) set forth and described in the Representation Letters, are and will continue to be up to and through the Effective Time, and thereafter as applicable, true, correct, complete, and complied with in all respects; and (iv) that any such statements, representations, or warranties made “to the knowledge” or based on the belief or intention of any party or similarly qualified are true and accurate as of the date hereof, and will continue to be true and accurate at all times through the Effective Time, and thereafter as applicable, without such qualification. We have also assumed the authenticity of original documents submitted to us, the conformity to the originals of documents submitted to us as copies, and the due and valid execution and delivery of all such documents where due execution and delivery are a prerequisite to the effectiveness thereof. If any of the foregoing assumptions is untrue for any reason, our opinion may be adversely affected.

Based upon the foregoing, and subject to the limitations, qualifications, exceptions, and assumptions set forth herein and in the Representation Letters and the Registration Statement, it is our opinion that, under current U.S. federal income tax law: (i) the Reincorporation Merger and the Combination Merger, taken together, will qualify as a transaction described in Section 351 of the Code, (ii) with respect to the Surge Blockers, the Combination Merger taken together with the liquidation of the Surge Blockers will qualify as a “reorganization” within the meaning of Section 368(a)(1)(C) of the Code and (iii) the statements contained in the Proxy Statement/Prospectus under the headings “RISK FACTORS – If the Misonix Merger and the Solsys Merger, taken together, do not qualify as a transaction described in Section 351 of the Code (or, in the case of the Misonix shareholders, if the Misonix Merger, by itself, does not qualify as a reorganization within the meaning of Section 368(a)(1)(A) of the Code or, in the case of the Series E unitholders, if the Solsys Merger taken together with the liquidation of the Series E unitholders does not qualify with respect to the Series E unitholders as a reorganization within the meaning of Section 368(a)(1)(C) of the Code), Misonix shareholders and/or the Solsys members and/or the owners of stock of the Series E unitholders may recognize substantial taxable gain as a result of the mergers, and may be required to pay substantial additional U.S. federal income taxes, in the taxable year in which the transactions occur;” “RISK FACTORS – A Solsys member will recognize taxable gain upon the exchange of Solsys membership interest in the Solsys Merger if and to the extent that (i) the aggregate amount of Solsys liabiltiies attributable to the membership interests exchanged by the Solsys member exceeds (ii) the Solsys member’s aggregate tax basis in the Soslys membership interests exchanged by such Solsys member;” and “MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGERS,” to the extent they constitute matters of U.S. federal income tax law or legal conclusions with respect thereto, constitute our opinion as to the material U.S. federal income tax consequences of the Mergers.

This opinion is based on the Internal Revenue Code of 1986, as amended, applicable Treasury regulations, administrative interpretations, and court decisions, each as in effect as of the date hereof. There is no assurance that changes in the law will not take place that could affect the

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August 7, 2019

U.S. federal income tax consequences of the Mergers, or that contrary positions may not be taken by the Internal Revenue Service and sustained by a court. Moreover, in the event that any of the facts, statements, descriptions, covenants, representations, warranties, or assumptions upon which we have relied (including those set forth in the Representation Letters) is untrue, incorrect, incomplete, or not complied with in all respects, our opinion might be adversely affected and may not be relied upon.

This opinion does not address the various U.S. state or local or non-U.S. tax consequences that may result from the Mergers or any of the other transactions or matters described in the Registration Statement, and does not address any U.S. federal tax consequences of any transaction other than as set forth above. In addition, no opinion is expressed as to any U.S. federal tax consequences of the Mergers or other transactions contemplated by the Registration Statement, except as specifically set forth herein, including any U.S. federal non-income tax consequences of the Mergers, and this opinion may not be relied upon except with respect to the consequences specifically discussed herein.

We hereby consent to the filing of this opinion as Exhibit 8.2 to the Registration Statement. We also consent to the reference to our firm name wherever appearing in the Registration Statement with respect to the discussion of the material U.S. federal income tax consequences of the Business Combination, and any amendment thereto. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Greenberg Traurig, P.A.

GREENBERG TRAURIG, P.A.